SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2016

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 E. Dry Creek Road, Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Amended and Restated Credit Agreement

On December 23, 2016 Arrow Electronics, Inc. (the “Company”) and certain of the Company’s subsidiaries, as borrowers, entered into an Amended and Restated Credit Agreement with the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and JPMorgan Chase Bank, N.A., acting through its Hong Kong branch, as administrative agent to any non-U.S. subsidiary borrower organized under the laws of Hong Kong (the “Credit Agreement”), which amends the Company’s existing credit facility dated as of December 13, 2013.  The Credit Agreement provides for extensions of credit in the aggregate amount of up to $1,800,000,000 consisting of revolving credit facilities and letters of credit.

Interest and fees under the Credit Agreement will generally be payable at least on a quarterly basis and the applicable margins and fees are determined based on the actual or implied senior unsecured debt ratings of the Company in effect from time to time by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group.

The Company and certain of its U.S. and non-U.S. subsidiaries may be borrowers under the Credit Agreement.  Loans may be made, and letters of credit may be issued, under the Credit Agreement in U.S. Dollars, British Pounds Sterling, Euros and other specified currencies.  The Company’s obligations are guaranteed by certain of the Company’s domestic subsidiaries.  The obligations of any subsidiary borrowers are guaranteed by the Company.

The Credit Agreement contains a number of covenants, including, among other things, the requirement to comply with various financial ratios and tests, restrictions on the Company’s and certain of its subsidiaries’ ability to incur liens; merge or consolidate with other companies; enter into agreements that limit its or its subsidiaries’ ability to incur liens or its subsidiaries’ ability pay dividends; restrictions on the ability to make certain acquisitions; and restrictions on the ability of the Company’s subsidiaries to incur indebtedness.

The Credit Agreement will mature on December 23, 2021 and the maturity may be accelerated upon the occurrence and during the continuation of an event of default.  Events of default under the Credit Agreement include the failure to pay principal or interest when due; the breach of any representation or warranty; covenant defaults; insolvency of the Company or certain subsidiaries; imposition of certain judgments; certain events relating to the Employee Retirement Income Security Act of 1974 (as amended); a change in control (with respect to Company’s board of directors or the ownership of the Company’s shares); impairment of loan documentation or any guarantees; and cross-defaults to certain other indebtedness.

ITEM 8.01 OTHER EVENTS.

Press Release

On December 23, 2016, the Company issued a press release regarding the execution of the Credit Agreement.  A copy of the press release is filed hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description of Document

99.1	Press Release, issued December 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: December 23, 2016	By:	/s/ Gregory Tarpinian
	Name:	Gregory Tarpinian
	Title:	Senior Vice President
and General Counsel